EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Barneys New York, Inc. Employee Stock Option Plan for the registration of 1,096,000 shares of its common stock of our report dated April 5, 2001, with respect to the consolidated financial statements and schedule of Barneys New York, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended February 3, 2001, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


New York, New York
July 3, 2001